Crawford & Company®
5335 Triangle Parkway
Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2018 FOURTH QUARTER AND FULL YEAR RESULTS
ISSUES INITIAL 2019 GUIDANCE

ATLANTA, (February 25, 2019) -- Crawford & Company (www.crawco.com) (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management and outsourcing solutions to insurance companies and self-insured entities, today announced its financial results for the fourth quarter and year ended December 31, 2018.
The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

GAAP Consolidated Results
Fourth Quarter 2018 Summary

•	Revenues before reimbursements of $263.8 million, compared with $298.8 million for the 2017 fourth quarter which included $16.5 million of revenues from the disposed of Garden City Group business line

•	Net income (loss) attributable to shareholders of $11.9 million, compared to $(2.0) million in the same period last year

•	Diluted earnings (loss) per share of $0.22 for CRD-A and $0.20 for CRD-B, compared with $(0.03) for CRD-A and $(0.05) for CRD-B in the prior year fourth quarter

Non-GAAP Consolidated Results
Fourth Quarter 2018 Summary

Non-GAAP consolidated results for the quarter and full year have been calculated excluding the net operating results of the Garden City Group business, the “GCG business”, disposed of on June 15, 2018 and before restructuring and special charges, the loss on disposition of the GCG business line, goodwill and intangible asset impairment charges and the impact of tax reform in the U.S. See the following non-GAAP reconciliations on pages 9-10.

•	Revenues before reimbursements, on a non-GAAP basis, of $263.8 million, down 7% compared with $282.2 million for the 2017 fourth quarter

•	Net income attributable to shareholders, on a non-GAAP basis, totaled $17.3 million in the 2018 fourth quarter, compared to $16.8 million in the same period last year

•	Diluted earnings per share, on a non-GAAP basis, of $0.32 for CRD-A and $0.30 for CRD-B in the 2018 fourth quarter compared to $0.31 for CRD-A and $0.29 for CRD-B in the prior year fourth quarter

•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $32.2 million, or 12.2% of revenues, in the 2018 fourth quarter, compared with $24.8 million, or 8.8% of revenues, in the 2017 fourth quarter

•	Consolidated adjusted EBITDA, a non-GAAP financial measure, was $41.4 million or 15.7% of revenues in the 2018 fourth quarter, compared with $35.0 million or 12.4% of revenues in the 2017 period

GAAP Consolidated Results
Full Year 2018 Summary

•	Revenues before reimbursements of $1.071 billion, compared with $1.106 billion in 2017 which included revenues of the disposed GCG business of $29.9 million in 2018 and $76.2 million in 2017

•	Net income attributable to shareholders of $26.0 million, compared to $27.7 million in 2017

•	Diluted earnings per share of $0.50 for CRD-A and $0.42 for CRD-B, compared with $0.52 for CRD-A and $0.45 for CRD-B in 2017

Non-GAAP Consolidated Results
Full Year 2018 Summary

•	Revenues before reimbursements, on a non-GAAP basis, of $1.041 billion, up 1% as compared with $1.030 million for 2017

•	Net income attributable to shareholders, on a non-GAAP basis, totaled $46.3 million in 2018 compared to $51.2 last year

•	Diluted earnings per share, on a non-GAAP basis, of $0.86 for CRD-A and $0.79 for CRD-B in 2018 compared to $0.93 for CRD-A and $0.86 for CRD-B in the prior year

•	Consolidated adjusted operating earnings, on a non-GAAP basis, were $89.5 million, or 8.6% of revenues, in 2018, compared with $94.6 million, or 9.2% of revenues, in 2017

•	Consolidated adjusted EBITDA, a non-GAAP financial measure, was $127.2 million or 12.2% of revenues in 2018 , compared with $130.9 million or 12.7% of revenues in the 2017 period

Management Comments
Mr. Harsha V. Agadi, president and chief executive officer of Crawford & Company, stated, “I am pleased with our fourth quarter and full year 2018 results as our purposeful strategic investments designed to increase the pace of growth at the Company are beginning to take hold. For the full year we delivered revenue growth of 1.4% after adjusting for foreign exchange impacts, the GCG business disposal and changes to our U.K. contractor repair operating model. Further, when normalizing for severe weather from the prior year hurricanes in the U.S. and Asia Pacific region, 2018 organic revenue growth was approximately 3.4%. 2018 was an investment year, as we have invested in transforming our culture and vision, in our salespeople to drive market share, in technology to become more differentiated, and in new product development to access large untapped market opportunities. We have started to deliver growth in many aspects of our business which is translating into higher gross profit as a result. We will remain disciplined and focused on expense control to ensure that we deliver margin expansion and accelerated earnings growth through 2019.
Another focus of our management team has been on improving the Company’s cash generation while delivering value to shareholders through a disciplined capital allocation strategy. In 2018, we generated $52.4 million in operating cash flow which compares favorably to the $40.8 million that we generated in 2017 and this is after an additional $10.0 million contribution to our U.S. defined benefit pension plan in 2018. We utilized this improved cash flow to strengthen the Company’s balance sheet as we paid down $35.3 million in debt in 2018. In addition, we paid $13.5 million in dividends this past year providing a meaningful and predictable yield to our shareholders. Lastly, we also repurchased $10.4 million of our common shares through 2018 and were opportunistic in January 2019 where we repurchased a further $16.4 million of stock as we continue to see our shares trading at a significant discount to intrinsic value.
Looking forward, we have four primary objectives for 2019. The first is growth as we must increase the velocity of revenue growth through continuous innovation. The second is systems readiness as we prioritize IT investments across the globe in order to position Crawford to be at the forefront of innovation and disruption. The third is people readiness where we need to continue to attract, develop, engage and retain the caring and capable people who deliver the Company’s mission every day. And lastly, we need to remain fiscally responsible as we continue to focus on improving the Company’s free cash flow while maintaining prudent expense management and a conservative balance sheet while maximizing our return on invested capital and providing a return to shareholders.”
Mr. Agadi concluded, “As our guidance suggests, we expect our operating earnings growth to accelerate in 2019 as we strive to reach our goal of delivering 5% revenue growth and 15% earnings growth annually. The investments have been made during 2018 and our goal is well within reach.”

Segment Results for the Fourth Quarter and Full Year
Crawford Claims Solutions
Crawford Claims Solutions revenues before reimbursements were $92.1 million in the fourth quarter of 2018, decreasing 20% from $114.5 million in the fourth quarter of 2017 which was largely driven by the 2017 claim surge from hurricanes Harvey, Irma and Maria and catastrophe events in Asia. On a constant dollar basis, fourth quarter 2018 revenues were $93.0 million. Operating earnings were $6.0 million in the 2018 fourth quarter, compared with operating earnings of $9.7 million in the fourth quarter of 2017, representing an operating margin of 6.5% in the 2018 quarter and 8.5% in the 2017 quarter.
For the year, Crawford Claims Solutions revenues before reimbursements were $361.1 million, decreasing 1% from $365.1 million in 2017. On a constant dollar basis, 2018 revenues were $357.8 million. Operating earnings were $9.8 million in 2018, compared with operating earnings of $17.5 million in 2017, representing an operating margin of 2.7% in 2018 and 4.8% in 2017.

Crawford TPA Solutions: Broadspire
Crawford TPA Solutions: Broadspire segment revenues before reimbursements were $102.2 million in the 2018 fourth quarter, increasing 2% from $100.0 million in the 2017 fourth quarter. 2018 revenues were not significantly impacted by foreign currency changes. Crawford TPA Solutions: Broadspire recorded operating earnings of $12.9 million in the fourth quarter of 2018, representing an operating margin of 12.6%, compared with $10.6 million, or 10.6% of revenues in the 2017 fourth quarter.
For the year, Crawford TPA Solutions: Broadspire segment revenues before reimbursements were $405.3 million increasing 4% from $390.6 million in 2017. On a constant dollar basis, a non-GAAP measure, 2018 revenues were $403.1 million. Crawford TPA Solutions: Broadspire recorded operating earnings of $36.9 million in 2018, representing an operating margin of 9.1%, compared with $38.2 million, or 9.8% of revenues in 2017.
Crawford Specialty Solutions
Crawford Specialty Solutions revenues before reimbursements were $69.5 million in the fourth quarter of 2018, down 18% from $84.3 million in the same period of 2017 which included $16.5 million of GCG revenues. On a constant dollar basis, fourth quarter 2018 revenues were $70.1 million. A change in the U.K. contractor repair business operating model where we are now acting as an agent instead of principal in certain relationships with clients represented a $1.0 million reduction in Crawford Specialty Solutions revenues in the 2018 fourth quarter compared to the 2017 fourth quarter. This change had no impact to operating earnings. Excluding the impact of the change in the U.K. contractor repair business and the GCG revenues for 2017, Crawford Specialty Solutions revenues increased 3.8% in the 2018 quarter as compared to the same period in 2017. Operating earnings were $15.3 million in the 2018 fourth quarter compared with $14.5 million in the 2017 period. The segment’s operating margin for the 2018 quarter was 22.0%, as compared to 17.2% in the 2017 quarter.
For the year, Crawford Specialty Solutions revenues before reimbursements were $304.5 million, down 13% from $350.2 million in 2017. On a constant dollar basis, 2018 revenues were $302.2 million. Excluding GCG revenues of $29.9 million in 2018 and $76.2 million in 2017 and the $11.0 million reduction in 2018 due to the change in the U.K. contractor repair business model, Crawford Specialty Solutions revenues increased 4.4% in 2018 compared to 2017. Operating earnings were $51.0 million in 2018 compared with $53.4 million in 2017. The segment’s operating margin for 2018 was 16.8%, as compared to 15.3% in 2017.
Unallocated Corporate and Shared Costs and Credits, Net
Unallocated corporate costs, net were $2.0 million in the fourth quarter of 2018, compared with $10.7 million in the same period of 2017. The decrease for the three months ended December 31, 2018 was due to lower incentive compensation, payroll taxes and benefits, lower self-insured costs and defined benefit pension expenses.
For the year, unallocated corporate costs, net were $9.3 million, compared with $13.5 million in 2017. The decrease for the year ended December 31, 2018 was due to lower incentive compensation, payroll taxes and benefits, lower self-insured costs and defined benefit pension expenses, partially offset by an increase in unallocated professional fees.

Goodwill and Intangible Asset Impairment Charges
The Company recognized no goodwill impairment charges for 2018. In 2017 the entire goodwill allocated to its Garden City Group reporting unit of $19.6 million was impaired in the fourth quarter 2017. This noncash goodwill impairment charge is not reflected in segment operating earnings. In 2018, the Company recognized an impairment of $1.1 million related to an indefinite-lived trade name. These impairment charges did not affect the Company’s liquidity and had no effect on the Company’s compliance with the financial covenants under its Credit Facility.

Restructuring and Special Charges
The Company recorded no restructuring and special charges in the 2018 fourth quarter and restructuring charges of $3.3 million in the 2017 fourth quarter. For the full year 2018, the Company recorded no restructuring costs and in 2017 the Company recorded $12.1 million. Restructuring costs in 2017 were comprised of costs related to the establishment and phase in of the Company's Global Business Services Center in the Philippines and Global Technology Services Center in India, restructuring and integration costs related to reductions of administrative costs and consolidation of management layers in certain operations, and other restructuring charges for asset impairments and lease termination costs.

Loss on Disposition of Business Line
On June 15, 2018, the Company completed the sale of all of the issued and outstanding equity interests in its Garden City Group business to EPIQ Class Action & Claims Solutions, Inc. The sale resulted in the recognition of a pretax loss on the sale for the year ended December 31, 2018, of $20.3 million after including transaction costs of $2.4 million related to the sale. Adjustments to the loss of $1.3 million pretax were recognized during the fourth quarter ended December 31, 2018. The loss on sale of the GCG business is presented in the Condensed Consolidated Statements of Operations as a separate charge "Loss on Disposition of Business Line".

Income Taxes
During the 2017 fourth quarter the Company recorded the estimated impact associated with the enactment of the Tax Cuts and Jobs Act (the “Tax Act”) of $3.8 million, or $0.07 per share, primarily related to the preliminary calculation of the transition tax and remeasurement of deferred tax balances.
During the 2018 fourth quarter, the Company completed its accounting under Staff Accounting Bulletin No. 118 and recorded an income tax benefit of $3.4 million, or $0.06 per share, primarily related to the release of uncertain tax positions on transition tax, and an income tax expense of $7.0 million, or $0.13 per share, for valuation allowances against foreign tax credit carryforwards that are anticipated to expire after consideration of the Tax Act and available tax planning strategies. The Company is now complete with its accounting for the Tax Act in accordance with SAB 118.

Balance Sheet and Cash Flow
The Company’s consolidated cash and cash equivalents position as of December 31, 2018, totaled $53.1 million, compared with $54.0 million at December 31, 2017. The Company’s total debt outstanding as of December 31, 2018, totaled $190.4 million, compared with $225.7 million at December 31, 2017.
The Company’s operations provided $52.4 million of cash during the 2018 period, compared with $40.8 million in the 2017 period. The increase in cash provided by operating activities was primarily due to a decrease in accounts receivable and other working capital requirements, partially offset by increased voluntary pension contributions in 2018, compared to 2017.
The Company made contributions of $19.0 million and $5.0 million to its U.S. and U.K. defined benefit pension plans, respectively for the 2018 twelve month period, compared with contributions of $9.0 million and $5.6 million, respectively, in the 2017 period.
During the three months ended December 31, 2018, the Company repurchased 89,262 shares of CRD-A and 29,623 of CRD-B at an average cost of $9.00 and $8.99, respectively. During the year ended December 31, 2018, the Company repurchased 1,144,410 shares of CRD-A and 94,378 shares of CRD-B at an average cost of $8.36 and $8.96, respectively.

Subsequent Event
On January 22, 2019, the Company entered into Stock Purchase Agreements to repurchase an aggregate of 421,427 shares of CRD-A and 1,376,889 shares of CRD-B. Pursuant to the purchase agreements, the Company paid a purchase price of $9.10 per share plus commission, for an aggregate purchase price of $16.4 million including commission.

2019 Guidance
Crawford & Company is providing its initial guidance for 2019 as follows:

•	Consolidated revenues before reimbursements between $1.05 and $1.10 billion;

•	Net income attributable to shareholders of Crawford & Company between $46.0 and $51.0 million, or $0.85 to $0.95 diluted earnings per CRD-A share, and $0.78 to $0.88 diluted earnings per CRD-B share;

•	Consolidated operating earnings between $90.0 and $100.0 million;

•	Consolidated adjusted EBITDA between $130.0 and $140.0 million;

To a significant extent, Crawford’s business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Conference Call
As previously announced, Crawford & Company will host a conference call on February 26, 2019 at 8:30 a.m. Eastern Time to discuss its fourth quarter 2018 results. The conference call can be accessed live by dialing 1-800-374-2518 and using Conference ID 5283639. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, http://www.crawco.com. The call will be recorded and available for replay through March 26, 2019. You may dial 1-855-859-2056 to listen to the replay.
Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill and intangible asset impairment charges, restructuring and special charges, loss on disposition of business line, income taxes, and net income or loss attributable to noncontrolling interests and redeemable noncontrolling interests.
Gross profit is defined as revenues less direct costs which exclude indirect overhead costs allocated to the business.
Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, income taxes, goodwill and intangible asset impairment charges, restructuring and special charges, loss on disposition of business line and stock-based compensation expense.
Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments. Goodwill and intangible asset impairment charges, restructuring and special charges and loss on disposition of business line are non-core items not directly related to our normal business operations, or our future performance.
Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.
Income taxes are calculated for the non-GAAP presentation of net income before restructuring and special charges, goodwill and intangible asset impairment charges and loss on disposition of business line based on statutory rates in effect in the various jurisdictions in which charges exist, and vary by jurisdiction.

Following is a reconciliation of segment and consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis. The reconciliation of full year 2019 guidance is to the midpoint of the guidance range.

	Three months ended		Year ended		Midpoint
(in thousands)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017	Guidance 2019
Operating earnings:
Crawford TPA Solutions: Broadspire	$12,895	$10,630	$36,909	$38,224
Crawford Claims Solutions	6,020	9,749	9,836	17,527
Crawford Specialty Solutions	15,319	14,536	51,036	53,418
Unallocated corporate and shared costs, net	(2,005)	(10,713)	(9,321)	(13,463)
Consolidated operating earnings	32,229	24,202	88,460	95,706	$95,000
(Deduct) Add:
Net corporate interest expense	(2,707)	(2,388)	(10,109)	(9,062)	(10,800)
Stock option expense	(387)	(376)	(1,742)	(1,718)	(2,000)
Amortization expense	(2,810)	(2,747)	(11,152)	(10,982)	(11,200)
Goodwill and intangible asset impairment charges	(1,056)	(19,598)	(1,056)	(19,598)	—
Restructuring and special charges	—	(3,266)	—	(12,084)	—
Loss on disposition of business line	(1,274)	—	(20,270)	—	—
Income taxes	(12,287)	1,530	(18,542)	(15,039)	(21,600)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	230	630	389	442	(900)
Net income (loss) attributable to shareholders of Crawford & Company	$11,938	$(2,013)	$25,978	$27,665	$48,500

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to adjusted EBITDA. The reconciliation of full year 2019 guidance is to the midpoint of the guidance range.

	Three months ended		Year ended		Midpoint
(in thousands)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017	Guidance 2019
Net income (loss) attributable to shareholders of Crawford & Company	$11,938	$(2,013)	$25,978	$27,665	$48,500
Add (Deduct):
Depreciation and amortization	10,795	11,010	44,079	41,658	45,700
Stock-based compensation	1,358	1,688	6,196	6,661	8,400
Net corporate interest expense	2,707	2,388	10,109	9,062	10,800
Goodwill and intangible asset impairment charges	1,056	19,598	1,056	19,598	—
Restructuring and special charges	—	3,266	—	12,084	—
Loss on disposition of business line	1,274	—	20,270	—	—
Income taxes	12,287	(1,530)	18,542	15,039	21,600
Removal of the impact of the disposed GCG business	—	578	1,007	(876)	—
Adjusted EBITDA	$41,415	$34,985	$127,237	$130,891	$135,000

Following are the reconciliations of GAAP Revenue, Operating Earnings, Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which exclude the results of the disposal of the GCG business, restructuring and special changes, goodwill and intangible asset impairment charges, impact of tax reform and the loss of disposition of business line for the three months and full year ended December 31, 2018 and 2017.

Three months ended December 31, 2018
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$263,794	$32,229	$23,995	$11,938	$0.22	$0.20
Adjustments:
Goodwill and intangible asset impairment charges	—	—	1,056	785	0.01	0.01
Loss on disposition of business line, net of tax of $312	—	—	1,274	962	0.02	0.02
Impact of tax reform in the U.S.	—	—	—	3,583	0.07	0.07
Non-GAAP Adjusted	$263,794	$32,229	$26,325	$17,268	$0.32	$0.30

Three months ended December 31, 2017
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax (loss) earnings	Net (loss) income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$298,767	$24,202	$(4,173)	$(2,013)	$(0.03)	$(0.05)
Adjustments:
GCG business results	(16,541)	2,089	2,119	1,341	0.02	0.02
Retained corporate overhead charged to GCG	—	(1,541)	(1,541)	(840)	(0.01)	(0.01)
Goodwill impairment charges	—	—	19,598	12,419	0.22	0.22
Restructuring and special charges, net of tax of $1,153	—	—	3,266	2,113	0.04	0.04
Impact of tax reform in the U.S.	—	—	—	3,795	0.07	0.07
Non-GAAP Adjusted	$282,226	$24,750	$19,269	$16,815	$0.31	$0.29

Year ended December 31, 2018
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$1,070,971	$88,460	$44,131	$25,978	$0.50	$0.42
Adjustments:
GCG business results	(29,875)	3,935	3,932	2,670	0.05	0.05
Retained corporate overhead charged to GCG	—	(2,925)	(2,925)	(1,986)	(0.04)	(0.04)
Goodwill and intangible asset impairment charges	—	—	1,056	785	0.01	0.01
Loss on disposition of business line, net of tax of $4,966	—	—	20,270	15,304	0.28	0.28
Impact of tax reform in the U.S.	—	—	—	3,583	0.06	0.07
Non-GAAP Adjusted	$1,041,096	$89,470	$66,464	$46,334	$0.86	$0.79

Year ended December 31, 2017
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax Earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$1,105,832	$95,706	$42,262	$27,665	$0.52	$0.45
Adjustments:
GCG business results	(76,200)	4,356	4,582	2,876	0.05	0.05
Retained corporate overhead charged to GCG	—	(5,458)	(5,458)	(3,363)	(0.06)	(0.06)
Goodwill impairment charges	—	—	19,598	12,419	0.22	0.22
Restructuring and special charges, net of tax of $4,266	—	—	12,084	7,818	0.13	0.13
Impact of tax reform in the U.S.	—	—	—	3,795	0.07	0.07
Non-GAAP Adjusted	$1,029,632	$94,604	$73,068	$51,210	$0.93	$0.86

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share.

	Three months ended		Year ended
(in thousands)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	30,734	31,212	30,805	31,322
Class B Common Stock	24,429	24,507	24,449	24,606
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	31,404	32,119	31,434	32,158
Class B Common Stock	24,429	24,507	24,449	24,606

Further information regarding the Company’s operating results for the quarter and year ended December 31, 2018, and financial position as of December 31, 2018, and cash flows for the year ended December 31, 2018 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company
Based in Atlanta, Georgia, Crawford & Company (www.crawco.com) is the world's largest publicly listed independent provider of claims management and outsourcing solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries.
The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.
Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.
FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawfordandcompany.com.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended December 31,	2018	2017	% Change

Revenues:
Revenues Before Reimbursements	$263,794	$298,767	(12)%
Reimbursements	10,726	14,774	(27)%
Total Revenues	274,520	313,541	(12)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	181,617	212,935	(15)%
Reimbursements	10,726	14,774	(27)%
Total Costs of Services	192,343	227,709	(16)%

Selling, General, and Administrative Expenses	53,514	64,662	(17)%
Corporate Interest Expense, Net	2,707	2,388	13%
Goodwill and Intangible Asset Impairment Charges	1,056	19,598	(95)%
Restructuring and Special Charges	—	3,266	nm
Loss on Disposition of Business Line	1,274	—	nm
Total Costs and Expenses	250,894	317,623	(21)%

Other Income (Expense)	369	(91)	505%

Income (Loss) Before Income Taxes	23,995	(4,173)	675%
Provision (Benefit) for Income Taxes	12,287	(1,530)	903%

Net Income (Loss)	11,708	(2,643)	543%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	230	630	(63)%

Net Income (Loss) Attributable to Shareholders of Crawford & Company	$11,938	$(2,013)	693%

Earnings (Loss) Per Share - Basic:
Class A Common Stock	$0.23	$(0.03)	867%
Class B Common Stock	$0.21	$(0.05)	520%

Earnings (Loss) Per Share - Diluted:
Class A Common Stock	$0.22	$(0.03)	833%
Class B Common Stock	$0.20	$(0.05)	500%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.07	—%
Class B Common Stock	$0.05	$0.05	—%

nm = not meaningful

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Year Ended December 31,	2018	2017	% Change

Revenues:
Revenues Before Reimbursements	$1,070,971	$1,105,832	(3)%
Reimbursements	52,008	57,877	(10)%
Total Revenues	1,122,979	1,163,709	(4)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	755,997	784,290	(4)%
Reimbursements	52,008	57,877	(10)%
Total Costs of Services	808,005	842,167	(4)%

Selling, General, and Administrative Expenses	242,421	239,840	1%
Corporate Interest Expense, Net	10,109	9,062	12%
Goodwill and Intangible Asset Impairment Charges	1,056	19,598	(95)%
Restructuring and Special Charges	—	12,084	nm
Loss on Disposition of Business line	20,270	—	nm
Total Costs and Expenses	1,081,861	1,122,751	(4)%

Other Income	3,013	1,304	131%

Income Before Income Taxes	44,131	42,262	4%
Provision for Income Taxes	18,542	15,039	23%

Net Income	25,589	27,223	(6)%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	389	442	(12)%

Net Income Attributable to Shareholders of Crawford & Company	$25,978	$27,665	(6)%

Earnings Per Share - Basic:
Class A Common Stock	$0.51	$0.53	(4)%
Class B Common Stock	$0.43	$0.45	(4)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.50	$0.52	(4)%
Class B Common Stock	$0.42	$0.45	(7)%

Cash Dividends Per Share:
Class A Common Stock	$0.28	$0.28	—%
Class B Common Stock	$0.20	$0.20	—%

nm = not meaningful

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2018 and December 31, 2017
Unaudited
(In Thousands, Except Par Values)

	December 31,	December 31,
	2018	2017
ASSETS

Current Assets:
Cash and Cash Equivalents	$53,119	$54,011
Accounts Receivable, Net	131,117	174,172
Unbilled Revenues, at Estimated Billable Amounts	108,291	108,745
Income Taxes Receivable	4,084	7,987
Prepaid Expenses and Other Current Assets	24,237	25,452
Total Current Assets	320,848	370,367

Net Property and Equipment	34,303	41,664

Other Assets:
Goodwill	96,890	96,916
Intangible Assets Arising from Business Acquisitions, Net	85,023	97,147
Capitalized Software Costs, Net	72,210	89,824
Deferred Income Tax Assets	22,146	24,359
Other Noncurrent Assets	70,022	67,659
Total Other Assets	346,291	375,905

Total Assets	$701,442	$787,936

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$23,195	$24,641
Accounts Payable	37,834	49,303
Accrued Compensation and Related Costs	66,530	75,892
Self-Insured Risks	15,246	13,407
Income Taxes Payable	3,145	2,703
Deferred Rent	15,919	15,717
Other Accrued Liabilities	32,391	36,563
Deferred Revenues	30,961	37,794
Current Installments of Capital Leases	89	571
Total Current Liabilities	225,310	256,591

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	167,126	200,460
Deferred Revenues	21,713	22,515
Accrued Pension Liabilities	74,323	87,035
Other Noncurrent Liabilities	32,024	27,596
Total Noncurrent Liabilities	295,186	337,606

Redeemable Noncontrolling Interests	5,500	6,775

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,927	31,439
Class B Common Stock, $1.00 Par Value	24,408	24,502
Additional Paid-in Capital	58,793	53,170
Retained Earnings	273,607	269,686
Accumulated Other Comprehensive Loss	(216,447)	(196,477)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	171,288	182,320
Noncontrolling Interests	4,158	4,644
Total Shareholders’ Investment	175,446	186,964

Total Liabilities and Shareholders’ Investment	$701,442	$787,936

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES
Unaudited
(In Thousands, Except Percentages)

Three Months Ended December 31,

	Crawford TPA Solutions: Broadspire		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Revenues Before Reimbursements	$102,183	$99,980	2.2%	$92,132	$114,509	(19.5)%	$69,479	$84,278	(17.6)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	58,107	56,212	3.4%	62,550	78,720	(20.5)%	35,745	43,568	(18.0)%
% of Revenues Before Reimbursements	56.9%	56.2%		67.9%	68.7%		51.4%	51.7%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	31,181	33,138	(5.9)%	23,562	26,040	(9.5)%	18,415	26,174	(29.6)%
% of Revenues Before Reimbursements	30.5%	33.1%		25.6%	22.7%		26.5%	31.1%

Total Operating Expenses	89,288	89,350	(0.1)%	86,112	104,760	(17.8)%	54,160	69,742	(22.3)%

Operating Earnings (1)	$12,895	$10,630	21.3%	$6,020	$9,749	(38.3)%	$15,319	$14,536	5.4%
% of Revenues Before Reimbursements	12.6%	10.6%		6.5%	8.5%		22.0%	17.2%

Twelve Months Ended December 31,

	Crawford TPA Solutions: Broadspire		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Revenues Before Reimbursements	$405,335	$390,583	3.8%	$361,107	$365,074	(1.1)%	$304,529	$350,175	(13.0)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	235,813	220,743	6.8%	240,185	244,845	(1.9)%	155,709	169,656	(8.2)%
% of Revenues Before Reimbursements	58.2%	56.5%		66.5%	67.1%		51.1%	48.4%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	132,613	131,616	0.8%	111,086	102,702	8.2%	97,784	127,101	(23.1)%
% of Revenues Before Reimbursements	32.7%	33.7%		30.8%	28.1%		32.1%	36.3%

Total Operating Expenses	368,426	352,359	4.6%	351,271	347,547	1.1%	253,493	296,757	(14.6)%

Operating Earnings (1)	$36,909	$38,224	(3.4)%	$9,836	$17,527	(43.9)%	$51,036	$53,418	(4.5)%
% of Revenues Before Reimbursements	9.1%	9.8%		2.7%	4.8%		16.8%	15.3%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer- relationship intangible assets, restructuring and special charges, goodwill and intangible asset impairment costs, loss on disposition of business line, and certain unallocated corporate and shared costs and credits. See pages 6-7 for additional information about segment operating earnings.

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT AND INDIRECT COSTS
Unaudited
(In Thousands, Except Percentages)
Three Months Ended December 31,

	Crawford TPA Solutions: Broadspire		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Revenues Before Reimbursements	$102,183	$99,980	2.2%	$92,132	$114,509	(19.5)%	$69,479	$84,278	(17.6)%

Direct Expense	72,430	71,838	0.8%	71,380	89,931	(20.6)%	43,147	54,689	(21.1)%
% of Revenues Before Reimbursements	70.9%	71.9%		77.5%	78.5%		62.1%	64.9%

Segment Gross Profit	29,753	28,142	5.7%	20,752	24,578	(15.6)%	26,332	29,589	(11.0)%
% of Revenues Before Reimbursements	29.1%	28.1%		22.5%	21.5%		37.9%	35.1%

Indirect Costs	16,858	17,512	(3.7)%	14,732	14,829	(0.7)%	11,013	15,053	(26.8)%
% of Revenues Before Reimbursements	16.5%	17.5%		16.0%	13.0%		15.9%	17.9%

Operating Earnings (1)	$12,895	$10,630	21.3%	$6,020	$9,749	(38.3)%	$15,319	$14,536	5.4%
% of Revenues Before Reimbursements	12.6%	10.6%		6.5%	8.5%		22.0%	17.2%

Twelve Months Ended December 31,

	Crawford TPA Solutions: Broadspire		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2018	2017	Change	2018	2017	Change	2018	2017	Change

Revenues Before Reimbursements	$405,335	$390,583	3.8%	$361,107	$365,074	(1.1)%	$304,529	$350,175	(13.0)%

Direct Expense	296,111	284,529	4.1%	284,241	289,399	(1.8)%	197,592	234,283	(15.7)%
% of Revenues Before Reimbursements	73.1%	72.8%		78.7%	79.3%		64.9%	66.9%

Segment Gross Profit	109,224	106,054	3.0%	76,866	75,675	1.6%	106,937	115,892	(7.7)%
% of Revenues Before Reimbursements	26.9%	27.2%		21.3%	20.7%		35.1%	33.1%

Indirect Costs	72,315	67,830	6.6%	67,030	58,148	15.3%	55,901	62,474	(10.5)%
% of Revenues Before Reimbursements	17.8%	17.4%		18.6%	15.9%		18.4%	17.8%

Operating Earnings (1)	$36,909	$38,224	(3.4)%	$9,836	$17,527	(43.9)%	$51,036	$53,418	(4.5)%
% of Revenues Before Reimbursements	9.1%	9.8%		2.7%	4.8%		16.8%	15.3%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, restructuring and special charges, goodwill and intangible asset impairment costs, loss on disposition of business line, and certain unallocated corporate and shared costs and credits. See pages 6-7 for additional information about segment operating earnings.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Year Ended December 31, 2018 and December 31, 2017
Unaudited
(In Thousands)

	2018	2017
Cash Flows From Operating Activities:
Net Income	$25,589	$27,223
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	44,079	41,658
Goodwill and Intangible Asset Impairment Charges	1,056	19,598
Deferred Income Taxes	7,947	(2,358)
Stock-Based Compensation Costs	6,196	6,661
Loss on Disposition of Business Line	20,270	—
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	7,844	(14,844)
Unbilled Revenues, Net	(18,588)	(2,644)
Accrued or Prepaid Income Taxes	2,270	(508)
Accounts Payable and Accrued Liabilities	(8,952)	(14,678)
Deferred Revenues	(4,969)	(3,482)
Accrued Retirement Costs	(25,896)	(15,364)
Prepaid Expenses and Other Operating Activities	(4,427)	(505)
Net Cash Provided by Operating Activities	52,419	40,757

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(14,052)	(19,044)
Cash Proceeds from Disposition of Business Line	39,187	—
Capitalization of Computer Software Costs	(15,968)	(25,867)
Payments for Business Acquisitions, Net of Cash Acquired	(2,500)	(36,029)
Other Investing Activities	(218)	(926)
Net Cash Provided by (Used in) Investing Activities	6,449	(81,866)

Cash Flows From Financing Activities:
Cash Dividends Paid	(13,528)	(13,700)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	(1,110)	(1,933)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	1,387	1,154
Repurchases of Common Stock	(10,409)	(7,422)
Increases in Short-Term and Revolving Credit Facility Borrowings	101,428	94,407
Payments on Short-Term and Revolving Credit Facility Borrowings	(135,433)	(58,490)
Payments on Capital Lease Obligations	(477)	(1,233)
Dividends Paid to Noncontrolling Interests	(574)	(514)
Capitalized Loan Costs	(23)	(1,926)
Net Cash (Used In) Provided by Financing Activities	(58,739)	10,343

Effects of Exchange Rate Changes on Cash and Cash Equivalents	(1,021)	3,208
Decrease in Cash and Cash Equivalents	(892)	(27,558)
Cash and Cash Equivalents at Beginning of Year	54,011	81,569
Cash and Cash Equivalents at End of Period	$53,119	$54,011